EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY
ARCH WESTERN FINANCE, LLC
OFFER TO EXCHANGE
ALL OF THE OUTSTANDING UNREGISTERED
6 3/4% SENIOR NOTES DUE 2013
FOR
6 3/4% SENIOR NOTES DUE 2013
REGISTERED UNDER THE SECURITIES ACT OF 1933,

Registered Holders of outstanding unregistered 6 3/4% Senior Notes due 2013 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 6 3/4% Senior Notes due 2013 (the “Registered Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer – Procedures for Tendering” in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered or Certified Mail:	By Hand or Overnight Courier:
Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, New York 10286 Attention: Giselle Guadalupe	Corporate Trust Operations Reorganization Unit 101 Barclay Street – 7 East New York, New York 10286 Attention: Giselle Guadalupe

By Facsimile:
(212) 298-1915

(For Eligible Institutions Only)
By Telephone:
(212) 815-6331

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

     The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated                      ___, 2005 of Arch Western Finance, LLC (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Certificate
Number(s) of
Outstanding Notes
Tendered (or
	Name and Address of Registered	Account Number at	Principal Amount
	Holder as it appears on the	Book-Entry	of Outstanding
Name of Tendering Holder	Outstanding Notes (Please Print)	Facility)	Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED
GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:
(Authorized signature)
Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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